Exhibit 99.1
Alpine Immune Sciences Reports Third Quarter 2020 Financial Results and
Provides Corporate Update

- Conference call and webcast today at 4:30 p.m. ET -
SEATTLE - November 12, 2020 - Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune / inflammatory diseases, today provided a corporate update and reported financial results for the third quarter ended September 30, 2020.
"Over the last quarter, we built upon the strong momentum created from our option and license agreement with AbbVie for worldwide rights to ALPN-101, by completing an additional private financing with top-tier biotech investors led by Omega Funds, among others," said Mitch Gold, executive chair and chief executive officer. "These transformative deals have provided us the capital to continue progressing our multiple product candidates through clinical trials."

Third Quarter 2020 and Subsequent Updates
•Raised $60 Million in a Private Placement. In July, Alpine raised $60 million in gross proceeds through a private placement led by Omega Funds with participation from Avidity Partners, EcoR1 Capital, LLC, Invus Public Equities, L.P., and Samsara BioCapital, among others. Alpine intends to use the net proceeds to fund the development of its clinical and preclinical pipeline as well as for general corporate purposes.
•Preparation for a Phase 2 study of ALPN-101 in systemic lupus erythematosus (SLE). Alpine and AbbVie have agreed on the design of an international Phase 2 study of ALPN-101 in adults with active lupus, anticipated to commence enrollment in the first half of 2021. SLE is a potentially life-threatening, multi-system, chronic autoimmune disease with few approved treatment options. As previously announced, ALPN-101 is the subject of an option and licensing agreement with AbbVie.
•Continued enrollment in NEON-1, a Phase 1 study of ALPN-202 in advanced malignancies. Enrollment is ongoing in the dose escalation portion of NEON-1, a Phase 1, first-in-human monotherapy study of ALPN-202, a first-in-class conditional CD28 costimulator and dual checkpoint inhibitor.
Financial Highlights
•As of September 30, 2020, Alpine had cash, cash equivalents, restricted cash, and short-term investments totaling $141.3 million.
•Revenue was $1.9 million for the quarter ended September 30, 2020 compared to $0.3 million in the quarter ended September 30, 2019.
•Research and development expenses for the third quarter ended September 30, 2020 were $6.2 million compared to $9.5 million for the third quarter ended September 30, 2019.
•General and administrative expenses for the third quarter ended September 30, 2020 were $2.7 million compared to $2.5 million for the third quarter ended September 30, 2019.
•Alpine recorded a net loss of $6.1 million and $11.5 million for the third quarters ended September 30, 2020 and 2019, respectively.
As of September 30, 2020, Alpine had $141.3 million in cash, cash equivalents, restricted cash, and short-term investments. Alpine expects that its current cash resources, combined with the potential $75 million in pre-option exercise milestones payable under its option and license agreement with AbbVie, for the development and commercialization of ALPN-101, are sufficient to fund Alpine's planned operations into 2024, including a planned Phase 2 study of ALPN-101 in systemic lupus erythematosus and the further development of ALPN-202 and ALPN-303.
For additional information regarding Alpine’s planned operations, please refer to “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources” in Alpine’s Quarterly Report on

Form 10-Q for the quarter ended September 30, 2020, which Alpine anticipates filing with the Securities and Exchange Commission on or about November 12, 2020.
Conference Call
Individuals interested in listening to the conference call may do so by dialing (800) 816-3005 for domestic callers, or (857) 770-0069 for international callers, and using the conference ID: 4382628; or from the webcast link in the investor relations section of the company’s website at: www.alpineimmunesciences.com. The recorded webcast will be available for replay for approximately 30 days following the call.
About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is creating multifunctional immunotherapies via unique protein engineering technologies designed to improve patients’ lives. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.
“Secreted Immunomodulatory Proteins”, “SIP”, “Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies, the timing of and results from clinical trials and preclinical development activities, clinical and regulatory objectives and the timing thereof, expectations regarding the sufficiency of cash combined with the potential $75 million in pre-option exercise milestones payable under our option and license agreement with AbbVie to fund operations into 2024, the potential efficacy, safety profile, future development plans, addressable market, regulatory success, and commercial potential of our product candidates, our ability to achieve milestones in our collaboration with AbbVie, the progress and potential of our other ongoing development programs, the timing of our public presentations and potential publication of future clinical data, the efficacy of our clinical trial designs, anticipated enrollment in our clinical trials and the timing thereof, expectations regarding our ongoing collaborations, our anticipated use of the net proceeds from our July 2020 financing and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: the impact of the COVID-19 pandemic on our business, research and clinical development plans and timelines and results of operations, including the impact on our clinical trial sites, collaborators, and contractors who act for or on our behalf, may be more severe and prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of our product candidates; our ongoing discovery and preclinical efforts may not yield additional product candidates; our discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

Alpine Immune Sciences, Inc.
Selected Consolidated Balance Sheet Data
(In thousands)
	September 30, 2020	December 31, 2019
	(unaudited)
Cash and cash equivalents	$141,075	$16,123
Short-term investments	—	24,397
Total current assets	142,550	42,302
Total assets	154,033	54,093
Total current liabilities	35,849	8,681
Total stockholders’ equity	67,468	29,474
Total liabilities and stockholders’ equity	154,033	54,093

Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)
Collaboration revenue	$1,913	$289	$3,692	$856
Operating expenses:
Research and development	6,156	9,532	18,130	30,048
General and administrative	2,728	2,467	7,850	7,365
Total operating expenses	8,884	11,999	25,980	37,413
Loss from operations	(6,971)	(11,710)	(22,288)	(36,557)
Other income (expense):
Interest expense	(214)	(66)	(560)	(197)
Interest income	11	301	202	1,042
Other income	1,037	—	1,042	—
Loss before taxes	(6,137)	(11,475)	(21,604)	(35,712)
Income tax benefit	—	—	6	—
Net loss	$(6,137)	$(11,475)	$(21,598)	$(35,712)
Comprehensive income (loss):
Unrealized gain (loss) on investments	—	5	(16)	37
Unrealized gain (loss) on foreign currency translation	14	(7)	(35)	(17)
Comprehensive loss	$(6,123)	$(11,477)	$(21,649)	$(35,692)
Weighted-average shares used to compute basic and diluted net loss per share	22,277,146	18,586,950	19,826,985	18,281,707
Basic and diluted net loss per share	$(0.28)	$(0.62)	$(1.09)	$(1.95)
Alpine Immune Sciences Inc.
Contact:
Paul Rickey
Chief Financial Officer
Alpine Immune Sciences, Inc.
206-788-4545
ir@alpineimmunesciences.com

Laurence Watts, Managing Director
Gilmartin Group, LLC.
619-916-7620
laurence@gilmartinir.com